UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12
M3-BRIGADE ACQUISITION II CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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M3-BRIGADE ACQUISITION II CORP.
1700 Broadway, 19th Floor
New York, New York 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 7, 2023

TO THE STOCKHOLDERS OF M3-BRIGADE ACQUISITION II CORP.:
You are cordially invited to attend the special meeting (the “special meeting”) of stockholders of M3-Brigade Acquisition II Corp. (the “Company,” “we,” “us” or “our”) to be held at 9:00 a.m. EDT on March 7, 2023 virtually, at http://www.virtualshareholdermeeting.com/MBAC2023SM, for the sole purpose of considering and voting upon the following proposals:
•
a proposal (the “Extension Proposal”) to extend the date by which the Company has to consummate a business combination (the “Extension”) from March 8, 2023 to December 8, 2023 (the “Extended Date”); and

•	a proposal to adjourn the special meeting to a later date or dates, if we determine that additional time is necessary to effectuate the Extension (the “Adjournment Proposal”).
Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, the special meeting will be a virtual meeting. You will be able to attend and participate in the special meeting online by visiting http://www.virtualshareholdermeeting.com/MBAC2023SM. Please see “Questions and Answers about the Special Meeting — How do I attend the special meeting?” for more information.
The purpose of the Extension Proposal is to allow the Company more time to complete an initial business combination. The purpose of the Adjournment Proposal is to allow the Company to adjourn the special meeting to a later date or dates if we determine that more time is necessary to effectuate the Extension.
The charter provides that the Company has until March 8, 2023 to complete an initial business combination (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open) or such later date as approved by holders of a majority of the outstanding shares of Common Stock that are voted at a meeting to extend such date, voting together as a single class. There may not be sufficient time before March 8, 2023 to allow the Company to consummate an initial business combination. Accordingly, our board has determined that it is in the best interests of our stockholders to extend the date that the Company has to consummate an initial business combination to the Extended Date.
The Company’s board of directors has fixed the close of business on February 21, 2023 as the date for determining the Company’s stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof. As of the record date, there are 40,000,000 shares of Class A Common Stock (the “public shares”) and 10,000,000 shares of Class B Common Stock (the “sponsor shares”) outstanding. A complete list of stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.
The holders of public shares may elect to have their public shares redeemed for their pro rata portion of the funds held in the trust account (calculated as of two business days prior to the special meeting) if the Extension Proposal is approved and the Extension is implemented (the “Redemption”). Holders of public shares do not need to vote on the Extension Proposal or be a holder of record on the record date to exercise redemption rights. The per share pro rata portion of the trust account on the record date (which is expected to be the same approximate amount two business days prior to the meeting) after taking into account taxes owed but not paid by such date was approximately $[  ]. The closing price of the Company’s common stock on the record date was $[  ]. Accordingly, if the market price were to remain the same until the date of the meeting, exercising redemption rights would result in a public stockholder receiving approximately $ [  ] [more/less] than if the stockholder sold such shares in the open market. However, the actual market price on the redemption date may be higher or lower than the per share pro rata portion of the trust account on such date. Additionally, the Company cannot assure stockholders that they will be able to sell their common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.
If the Extension Proposal is not approved (whether on the scheduled date for the special meeting or at an adjourned meeting upon approval of the Adjournment Proposal) and the Company is unable to consummate an initial business combination by March 8, 2023, the Extension will not be implemented and, in accordance with the Company’s amended and restated certificate of incorporation, as amended (the “charter”), we expect to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
If the Extension Proposal is approved and the Extension is implemented, the Company will (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the redeemed public shares and (ii) deliver to the holders of such redeemed public shares their pro rata portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by the Company to complete a business combination on or before the Extended Date. Holders of public shares who do not redeem their public shares now will retain their redemption rights and their ability to vote on a business combination through the Extended Date if the Extension Proposal is approved and the Extension is implemented.
After careful consideration of all relevant factors, the Company’s board of directors has determined that both of the proposals to be presented at the special meeting are fair to and in the best interests of the Company and its stockholders, and has declared it advisable and recommends that you vote or give instruction to vote “FOR” the Extension Proposal and “FOR” the Adjournment Proposal, if presented.
Enclosed is the proxy statement containing detailed information concerning the Extension Proposal and the Adjournment Proposal, and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.
Thank you for your attention to this matter.
February [ ], 2023	By Order of the Board of Directors

Mohsin Y. Meghji
Chairman and Chief Executive Officer
Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote virtually at the special meeting by submitting a ballot via the live webcast. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote virtually at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against both of the proposals.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 7, 2023: This notice of meeting and the accompany proxy statement are available at http://www.virtualshareholdermeeting.com/MBAC2023SM.

M3-BRIGADE ACQUISITION II CORP.

1700 Broadway, 19th Floor
New York, New York 10019
TO THE STOCKHOLDERS OF M3-BRIGADE ACQUISITION II CORP.:
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 7, 2023
PROXY STATEMENT
This proxy statement and the accompanying form of proxy is furnished to stockholders of M3-Brigade Acquisition II Corp. (the “Company,” “we,” “us” or “our”) in connection with the solicitation of proxies by our board of directors for use in voting at our special meeting of stockholders (the “special meeting”) to be held at 9:00 a.m. EDT on March 7, 2023 virtually, at http://www.virtualshareholdermeeting.com/MBAC2023SM, for the sole purpose of considering and voting upon the following proposals:
•
a proposal (the “Extension Proposal”) to extend the date by which the Company has to consummate a business combination (the “Extension”) from March 8, 2023 to December 8, 2023 (the “Extended Date”); and

•	a proposal to adjourn the special meeting to a later date or dates, if we determine that additional time is necessary to effectuate the Extension (the “Adjournment Proposal”).
The Extension Proposal and the Adjournment Proposal are more fully described in this proxy statement.
Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, the special meeting will be a virtual meeting. You will be able to attend and participate in the special meeting online by visiting http://www.virtualshareholdermeeting.com/MBAC2023SM. Please see “Questions and Answers about the Special Meeting — How do I attend the special meeting?” for more information.
The purpose of the Extension Proposal is to allow the Company more time to complete an initial business combination. The charter provides that the Company has until March 8, 2023 to complete an initial business combination (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open) or such later date as approved by holders of a majority of the outstanding shares of Common Stock that are voted at a meeting to extend such date, voting together as a single class. There may not be sufficient time before March 8, 2023 to allow the Company to consummate an initial business combination. Accordingly, our board has determined that it is in the best interests of our stockholders to extend the date that the Company has to consummate an initial business combination to the Extended Date.
The purpose of the Adjournment Proposal is to allow the Company to adjourn the special meeting to a later date or dates if we determine that more time is necessary to effectuate the Extension.
The Company’s board of directors has fixed the close of business on February 21, 2023 as the date for determining the Company’s stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof. A complete list of stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.
The holders of shares of Class A Common Stock issued in Company’s IPO (such shares being referred to as the “public shares”) may elect to have their public shares redeemed for their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension Proposal is approved and the Extension is implemented (the “Redemption”). Holders of public shares do not need to vote on the Extension Proposal or be a holder of record on the record date to exercise redemption rights. Holders of public shares who do not redeem their public shares now will retain their redemption rights and their ability to vote on a business combination through the Extended Date if the Extension Proposal is approved and the Extension is implemented.

Approval of the Extension Proposal is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if the number of redemptions of our public shares causes us to have less than $5,000,001 of net tangible assets following approval of the Extension.
If the Extension Proposal is approved and the Extension is implemented, the Company will (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the redeemed public shares and (ii) deliver to the holders of such redeemed public shares their pro rata portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by the Company to complete its business combination on or before the Extended Date. Accordingly, if the Extension Proposal is approved, the amount remaining in the trust account may be only a small fraction of the approximately $   million that was in the trust account as of the record date. In such event, the Company may need to obtain additional funds to complete its initial business combination and there can be no assurance that such funds will be available on terms acceptable to the Company or at all. Additionally, if the Extension Proposal is approved, the Company’s warrants will remain outstanding in accordance with their existing terms.
If the Extension Proposal is not approved (whether on the scheduled date for the special meeting or at an adjourned meeting upon approval of the Adjournment Proposal) and the Company is unable to consummate an initial business combination by March 8, 2023, the Extension will not be implemented and, in accordance with our charter, we expect to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law
M3-Brigade Sponsor II LP, a Delaware limited partnership affiliated with certain of the Company’s officers and directors all of whom are U.S. citizens (the “sponsor”), as well as our other officers and directors, have waived their rights to participate in any liquidation distribution with respect to the 10,000,000 shares of Class B Common Stock (the “sponsor shares”) issued to them prior to the IPO. As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless in the event we wind up.
If the Extension Proposal is not approved and the Company liquidates, our sponsor has agreed that it will be liable to us if and to the extent any claims by any third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduces the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The sponsor will not be responsible for such third party claims even if a trust account waiver executed by such third party is deemed to be unenforceable. Furthermore, it will not be liable to our public stockholders and instead will only have liability to us. There is no assurance, however, that it will be able to satisfy those obligations to us. It is not anticipated that the sponsor will have any indemnification obligations to us. Accordingly, regardless of whether an indemnification obligation exists, the per share liquidation price for the public shares is anticipated to be approximately $[   ], calculated as of the record date (which is expected to be the same approximate amount two business days before the special meeting) after taking into account taxes owed but not paid by such date. Nevertheless, the Company cannot assure you that the per share distribution from the trust account, if the Company liquidates, will not be less than approximately $[   ], due to unforeseen claims of creditors.
Under the Delaware General Corporation Law (the “DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, because the Company will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. Because we are a blank check company, rather than an operating company, and our operations have been and will continue to be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.
The record date for the special meeting is February 21, 2023. Record holders of common stock of the Company at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 50,000,000 shares of common stock outstanding, including 40,000,000 outstanding public shares. The Company’s warrants do not have voting rights.
This proxy statement contains important information about the special meeting and the proposals described herein. Please read it carefully and vote your shares.
This proxy statement is dated February [   ], 2023, and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document.
Q. Why am I receiving this proxy statement?
A. The Company is a blank check company incorporated in Delaware on December 16, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. In March 2021, the Company consummated its IPO and a concurrent private placement of warrants and deposited an aggregate of $400,000,000 in the trust account. Our charter provides for the return of the IPO proceeds held in the trust account to the holders of public shares if there is no qualifying business combination(s) consummated on or before a certain date (in our case, March 8, 2023 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open) or such later date as approved by holders of a majority of the outstanding shares of Common Stock that are voted at a meeting to extend such date, voting together as a single class). As of the record date, there was approximately $[   ] million in the trust account.

The Company may not be able to complete an initial business combination by March 8, 2023. The board of directors believes that it is in the best interests of the stockholders to continue the Company’s existence until the Extended Date in order to allow the Company more time to complete an initial business combination and is therefore holding this special meeting.

Q. What is being voted on?
A. You are being asked to vote on two proposals:

• a proposal to extend the date by which the Company has to consummate a business combination to the Extended Date — we refer to this proposal as the “Extension Proposal”; and

• a proposal to adjourn the special meeting to a later date or dates, if we determine that additional time is necessary to effectuate the Extension — we refer to this proposal as the “Adjournment Proposal”.

Approval of the Extension Proposal is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if the number of redemptions of our public shares causes us to have less than $5,000,001 of net tangible assets following approval of the Extension. If the Extension is implemented, the Company will remove the Withdrawal Amount from the trust account, deliver to the holders of redeemed public shares the pro rata portion of the Withdrawal Amount and retain the remainder of the funds in the trust account for the Company’s use in connection with consummating a business combination on or before the Extended Date.

If the Extension Proposal is approved and the Extension is implemented, the removal of the Withdrawal Amount from the trust account will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the trust account if the Extension Proposal is approved and the amount remaining in the trust account may be only a small fraction of the approximately $   million that was in the trust account as of the record date. In such event, the Company may need to obtain additional funds to complete its initial business combination and there can be no assurance that such funds will be available on terms acceptable to the Company or at all.

If the Extension Proposal is not approved (whether on the scheduled date for the special meeting or at an adjourned meeting upon approval of the Adjournment Proposal) and the Company is not able to complete an initial business combination by March 8, 2023, the Extension will not be implemented and, in accordance with our charter, we expect to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The holders of the sponsor shares have waived their rights to participate in any liquidation distribution with respect to such shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account and up to $100,000 of interest earned on the funds held in the trust account available to us for liquidation expenses.

Why is the Company proposing the Extension Proposal?
A. The Company’s charter provides for the return of the IPO proceeds held in the trust account to the holders of public shares if there is no qualifying business combination(s) consummated on or before March 8, 2023.

The Company may not be able to consummate an initial business combination by March 8, 2023. Accordingly, the Company has determined to seek stockholder approval to extend the date by which the Company has to complete its business combination.

The Company believes that given the Company’s expenditure of time, effort and money on searching for potential business combination opportunities, including with respect to our previously announced proposed transaction with Syniverse, which was later terminated, circumstances warrant providing public stockholders an opportunity to consider an initial business combination. Accordingly, the Company’s board of directors is proposing the Extension Proposal to extend the Company’s corporate existence until the Extended Date.

You are not being asked to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to have your public shares redeemed now, you will retain the right to vote on any proposed business combination when and if it is submitted to stockholders and the right to have your public shares redeemed for a pro rata portion of the trust account in the event such business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Why should I vote for the Extension Proposal?
A. The Company’s board of directors believes stockholders will benefit from the Company consummating an initial business combination and is proposing the Extension Proposal to extend the date by which the Company has to complete such a business combination until the Extended Date and to allow for the Redemption.

Given the Company’s expenditure of time, effort and money on searching for potential business combination opportunities, including with respect to our previously announced proposed transaction with Syniverse, which was later terminated, circumstances warrant providing public stockholders an opportunity to consider an initial business combination, inasmuch as the Company is also affording stockholders who wish to have their public shares redeemed for cash as originally contemplated the opportunity to do so as well. Accordingly, we believe that the Extension is consistent with the spirit in which the Company offered its securities to the public.

Why is the Company proposing the Adjournment Proposal?
A. The Company is proposing the Adjournment Proposal to provide flexibility to adjourn the special meeting to give the Company more time to seek approval of the Extension Proposal if necessary. If the Adjournment Proposal is not approved, the Company will not have the ability to adjourn the special meeting to a later date for the purpose of soliciting additional proxies. In such event, the Extension would not be completed, the Company would cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating.

How do the Company’s executive officers, directors and affiliates intend to vote their shares?
A. All of the Company’s directors, executive officers and their respective affiliates are expected to vote any shares of common stock over which they have voting control (including any public shares owned by them) in favor of the Extension Proposal and Adjournment

Proposal if presented. Such individuals are not entitled to have such shares redeemed for cash in connection with the Extension.

On the record date, the 10,000,000 sponsor shares represented 20.0% of the Company’s issued and outstanding common stock. Approval of the Extension Proposal will require the affirmative vote of stockholders holding a majority of the total shares of common stock that are voted at the special meeting.

Subject to applicable securities laws (including with respect to material nonpublic information), the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates may (i) purchase public shares from institutional and other investors (including those who vote, or indicate an intention to vote, against any of the proposals presented at the special meeting, or elect to redeem, or indicate an intention to redeem, public shares), (ii) enter into transactions with such investors and others to provide them with incentives to not redeem their public shares, or (iii) execute agreements to purchase such public shares from such investors or enter into non-redemption agreements in the future. In the event that the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates purchase public shares in situations in which the tender offer rules restrictions on purchases would apply, they (a) would purchase the public shares at a price no higher than the price offered through the Company’s redemption process; (b) would represent in writing that such public shares will not be voted in favor of approving the Extension; and (c) would waive in writing any redemption rights with respect to the public shares so purchased.

To the extent any such purchases by the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates are made in situations in which the tender offer rules restrictions on purchases apply, the Company will disclose in a Current Report on Form 8-K prior to the special meeting the following: (i) the number of public shares purchased outside of the redemption offer, along with the purchase price(s) for such public shares; (ii) the purpose of any such purchases; (iii) the impact, if any, of the purchases on the likelihood that the Extension will be approved; (iv) the identities of the securityholders who sold to the Sponsors, the Company’s directors, officers, advisors or any of their respective affiliates (if not purchased on the open market) or the nature of the securityholders (e.g., 5% security holders) who sold such public shares; and (v) the number of common shares for which the Company has received redemption requests pursuant to its redemption offer.

The purpose of such share purchases and other transactions would be to increase the likelihood of (i) otherwise limiting the number of public shares electing to redeem and (ii) the Company’s net tangible assets (as determined in accordance with Rule 3a51(g)(l) of the Exchange Act) being at least $5,000,001.

If such transactions are effected, the consequence could be to cause the Extension to be effectuated in circumstances where such effectuation could not otherwise occur. Consistent with SEC guidance, purchases of shares by the persons described above would not be permitted to be voted for the Extension at the special meeting and could decrease the chances that the Extension would be approved. In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The Company hereby represents that any Company securities purchased by the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates in situations in which the tender offer rules restrictions on purchases would apply would not be voted in favor of approving the Extension Proposal.

What vote is required to adopt each proposal?
A. Extension Proposal. Approval of the Extension Proposal will require the affirmative vote of stockholders holding a majority of the total shares of common stock that are voted at the special meeting. On the record date, the 10,000,000 sponsor shares held by the Company’s officers, directors and sponsors represented 20.0% of the Company’s issued and outstanding common stock.

Adjournment Proposal. Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person (including virtually) or by proxy at the meeting and entitled to vote on such proposal.

Q. What if I don’t want to vote for one or all of the proposals?
A. If you do not want the Extension Proposal to be approved, you must abstain, not vote, or vote against the proposal. If the Extension Proposal is approved, and the Extension is implemented, then the Withdrawal Amount will be withdrawn from the trust account and paid to the stockholders who exercise their redemption rights.

Q. Will you seek any further extensions to consummate an initial business combination?	A. The Company may seek further extensions to consummate an initial business combination in the future.

Q. What happens if the Extension Proposal is not approved?
A. If the Extension Proposal is not approved (whether on the scheduled date for the special meeting or at an adjourned meeting upon approval of the Adjournment Proposal) and the Company is unable to consummate an initial business combination by March 8, 2023, the Extension will not be implemented and, in accordance with our charter, we expect to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The holders of the sponsor shares waived their rights to participate in any liquidation distribution with respect to such shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account and the up to $100,000 of interest earned on the funds held in the trust account that is available to it, which it believes are sufficient for such purposes.

Q. If the Extension Proposal is approved, what happens next?
A. If the Extension Proposal is approved, the Company will continue to attempt to consummate an initial business combination until the Extended Date.

The Company will remain a reporting company under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and its units, common stock and warrants will remain publicly traded until the Extended Date.

If the Extension Proposal is approved, the removal of the Withdrawal Amount from the trust account will reduce the amount remaining in the trust account and increase the percentage of Company shares held by the sponsor and the Company’s officers, directors and their affiliates.

Q. Would I still be able to exercise my redemption rights if I vote against the Extension Proposal?
A. Unless you elect to have your shares redeemed, you will be able to vote on any proposed business combination when and if it is submitted to stockholders. If you disagree with the business combination, you will retain your right to vote against it and/or have your public shares redeemed upon consummation of the business combination in connection with the stockholder vote to approve such business combination, subject to any limitations set forth in the charter.

Q. How do I change my vote?
A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to the Company’s secretary prior to the date of the special meeting or by voting virtually by submitting a ballot at the special meeting live webcast. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Charles Garner at 1700 Broadway, 19th Floor, New York, New York 10019.

Q. How are votes counted?	A. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.

Extension Proposal. Approval of the Extension Proposal will require the affirmative vote of stockholders holding a majority of the total shares of common stock that are voted at the special meeting. Abstentions and broker non-votes will have the same effect as votes against the Extension Proposal.

Adjournment Proposal. Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person (including virtually) or by proxy at the meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote against the Adjournment Proposal. Brokers are entitled to vote on the Adjournment Proposal absent voting instructions from the beneficial holder because the proposal is considered “routine”. Consequently, there should be no broker non-votes with respect to the Adjournment Proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms. These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?
A. Your broker, bank, or nominee can vote your shares without receiving your instructions on “routine” proposals only. Your broker, bank, or nominee cannot vote your shares with respect to “non-routine” proposals unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee.

The Adjournment Proposal is considered a routine proposal. Accordingly, your broker, bank, or nominee may vote your shares with respect to such proposal without receiving your instructions.

The Extension Proposal is a non-routine proposal. Accordingly, your broker, bank, or nominee may not vote your shares with respect to these proposals unless you provide voting instructions.

Q. What is a quorum requirement?
A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding common stock on the record date are represented by stockholders present at the special meeting (including virtually) or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually by submitting a ballot at the special meeting live webcast. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Q. Who can vote at the special meeting?
A. Only holders of record of the Company’s common stock at the close of business on February 21, 2023 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof. On the record date, 50,000,000 shares of common stock were outstanding and entitled to vote at the special meeting.

Stockholder of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the special meeting by submitting a ballot at the live webcast or you may vote by proxy. Whether or not you plan to attend the special meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q. How do I attend the special meeting?
A. Due to health concerns stemming from the COVID-19 pandemic, the special meeting will be a virtual meeting. Any stockholder wishing to attend the special meeting must register in advance. To register for and attend the special meeting, please follow these instructions as applicable to the nature of your ownership of the Company’s common stock:

Record Owners. If you are a record holder and you wish to attend the special meeting, go to http://www.virtualshareholdermeeting.com/MBAC2023SM, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. You will need to log back into the meeting site using your control number immediately prior to the start of the special meeting. You must register before the meeting starts.

Beneficial Owners. Beneficial owners who wish to attend the special meeting must obtain a legal proxy from the shareholder of record and e-mail a copy of their legal proxy to proxy@continentalstock.com. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. Beneficial owners should contact Continental Stock Transfer & Trust Company at proxy@continentalstock.com on or before 5:00 p.m. EDT on [  ], 2023.

Q. Does the board recommend voting for the approval of the proposals?
A. Yes. After careful consideration of the terms and conditions of the proposals, the board of directors of the Company has determined that the Extension Proposal and Adjournment Proposal are fair to and in the best interests of the Company and its stockholders. The board of directors recommends that the Company’s stockholders vote “FOR” the Extension Proposal, and “FOR” the Adjournment Proposal if presented.

Q. What interests do the Company’s directors and officers have in the approval of the Extension Proposal?
A. The Company’s directors, officers and their affiliates have interests in the Extension Proposal that may be different from, or in addition to, your interests as a stockholder. These interests include, but are not limited to, beneficial ownership of sponsor shares and warrants that will become worthless if the Extension Proposal is not approved and the possibility of future compensatory arrangements. See the section entitled “The Special Meeting — Interests of the Company’s Directors and Officers.”

Q. What if I object to the proposals? Do I have appraisal rights?	A. Company stockholders do not have appraisal rights in connection with the Extension Proposal.

Q. What happens to the Company's warrants if the Extension Proposal is not approved?
A. If the Extension Proposal is not approved (whether on the scheduled date for the special meeting or at an adjourned meeting following approval of the Adjournment Proposal) and an initial business combination is not consummated by March 8, 2023, the Extension will not be implemented and, in accordance with our charter, we expect to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, your warrants will become worthless.

Q. What happens to the Company's warrants if the Extension Proposal is approved?
A. If the Extension Proposal is approved, the Company will continue to attempt to consummate an initial business combination until the Extended Date or an earlier date if the Company’s board of directors determines in its sole discretion that it will not be able to consummate an initial business combination by the Extended Date and does not wish to seek an additional extension. The warrants will remain outstanding in accordance with their terms during any extension period.

Q. How are the funds in the trust account currently being held?
The funds in the trust account are invested only in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in certain money market funds that invest solely in US treasuries, except that funds held by us outside of the trust account are invested in non-interest bearing bank deposits.

On March 30, 2022, the SEC issued proposed rules relating to, among other matters, the extent to which special purpose acquisition companies like ours could become subject to regulation under the Investment Company Act. The SEC’s current policy position, consistent with these proposed rules, is that, for special purpose acquisition companies like ours to be exempt from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, they must satisfy certain conditions that limit a company’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require the company to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than eighteen (18) months after the effective date of the company’s registration statement for its initial public offering. The company would then be required to complete its initial business combination no later than twenty-four (24) months after the effective date of its registration statement for its initial public offering. The SEC has indicated that it believes that there are serious questions concerning the applicability of the Investment Company Act to special purpose acquisition companies. It is possible that a claim could be made that we have been operating as an unregistered investment company. It is also possible that the investment of funds from the initial public offering during our life as a blank check company, and the earning and use of interest from such investment, both of which will likely continue until we consummate an initial business combination, could increase the likelihood of us being found to have been operating as an unregistered investment company more than if we sought to potentially mitigate this risk by holding such funds as cash.

If we were determined to be an unregistered investment company, the trustee could be required to liquidate the trust account, in which case the business of the Company would be discontinued and the Company wound down, and we would not be able to complete an initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account, our warrants will expire worthless and our public stockholders would not have any opportunity to participate in any potential appreciation in the value of their public shares that might be created by an initial business combination.

Q. What do I need to do now?
A. The Company urges you to read carefully and consider the information contained in this proxy statement and to consider how the proposals will affect you as a Company stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q. How do I vote?
A. If you are a holder of record of Company common stock, you may vote virtually at the special meeting by submitting a ballot during the live webcast or by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre- addressed postage paid envelope. You may still attend the special meeting and vote virtually if you have already voted by proxy.

If your shares of common stock are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q. How do I have my shares of common stock of the Company redeemed?
A. If the Extension Proposal is approved and the Extension is implemented, each public stockholder may seek to have his public shares redeemed for a pro rata portion of the funds available in the trust account, less any taxes we anticipate will be owed on such funds but have not yet been paid. Holders of public shares do not need to vote on the Extension Proposal or be a holder of record on the record date to exercise redemption rights.

To demand redemption, you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, no later than two business days prior to the vote for the Extension Proposal or deliver your shares to the transfer agent electronically no later than two business days prior to the vote for the Extension Proposal using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System.

Q. What should I do if I receive more than one set of voting materials?
A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Company shares.

Q. Who is paying for this proxy solicitation?
A. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q. Who can help answer my questions?	A. If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

M3-Brigade Acquisition II Corp.
1700 Broadway, 19th Floor
New York, New York 10019
Attn: Charles Garner
Tel: (212) 202-2200
Email: info@m3-brigade.com Or Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor New York, NY 10022
Tel: (877) 800-5182 (toll-free) or
(212) 750-5833 (banks and brokers can call collect)

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.
We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account and the Company’s ability to finance and consummate a business combination following the distribution of funds from the trust account, and the Company’s ability to enter into a definitive agreement with any prospective target and consummate a business combination. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.
All forward-looking statements included herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

BACKGROUND
The Company
We are a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We were incorporated in Delaware on December 16, 2020. On December 31, 2020, we issued an aggregate of 7,187,500 founder shares to the Sponsor in exchange for an aggregate capital contribution of $25,000. On February 11, 2021, we effected a share stock split, resulting in the Sponsor holding 8,625,000 founder shares. On February 19, 2021, we effected another share stock split, resulting in the Sponsor holding 11,500,000 founder shares. On March 3, 2021, the Sponsor transferred 25,000 founder shares to one of our directors.
On March 8, 2021, we consummated the IPO of 40,000,000 units. On April 19, 2021, the Sponsor forfeited 1,500,000 founder shares in connection with the determination by the underwriters of our IPO not to exercise in full the over-allotment option granted to them, resulting in our initial stockholders holding 10,000,000 founder shares. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds of $400,000,000. Simultaneously with the closing of the IPO, we consummated the sale of an aggregate of 7,500,000 private placement warrants at a price of $1.50 per warrant in a private placement to the Sponsor, generating gross proceeds to the Company of $11,250,000.
A total of $400,000,000 of the net proceeds from our initial public offering and the private placement with the Sponsor were deposited in a Trust Account established for the benefit of the Company’s public stockholders.
The Company entered into the Investment Management Trust Agreement, dated March 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company in connection with the IPO and a potential business combination.
On August 16, 2021, the Company entered into an Agreement and Plan of Merger (the “Syniverse Merger Agreement”) with Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Syniverse. On February 9, 2022, the Company and Syniverse entered into a Mutual Written Consent of Termination, pursuant to which the parties agreed to terminate the Syniverse Merger Agreement effective as of February 9, 2022 due to unfavorable market conditions. Since the termination of the Syniverse Merger Agreement, the Company’s management has engaged two (2) proprietary deal sources (in addition to its existing relationships with the Company’s affiliates, M3 Capital Partners LLC, a Delaware limited liability company, and Brigade Capital Management, LP, a Delaware limited partnership) to source deals for the Company on a contingent fee basis. In addition, the Company regularly receives information for potential business combination opportunities from other unaffiliated sources, such as investment banks and target principals. Since the termination of the Syniverse Merger Agreement, the Company has entered into or is negotiating nondisclosure agreements with over twenty (20) potential business combination targets, has engaged in substantive discussions with at least five (5) potential business combination targets and has submitted letters indicating interest to three (3) business combination targets. Although the Company has not entered into a definitive agreement with any such potential business combination targets, the Company remains in active discussions with respect to some of such targets and continues to actively pursue opportunities for an attractive business combination.
Risks related to Potential Application of the Investment Company Act and Inflation Reduction Act
As previously indicated, the Company completed its initial public offering in March 2021 and has operated as a blank check company searching for a target business with which to consummate an initial business combination since such time (or approximately 24 months). On March 30, 2022, the SEC issued proposed rules relating to, among other matters, the extent to which special purpose acquisition companies like ours could become subject to regulation under the Investment Company Act of 1940, as amended. The SEC’s proposed rules would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a company’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require the company to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the company’s registration statement for its initial public offering. The company would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. The SEC has indicated that it believes that there are serious questions concerning the applicability of the Investment Company Act to special purpose acquisition companies, including a company like ours, that does not complete its initial business combination within the proposed time frame set forth in the proposed safe harbor rule. As a result, it is possible that a claim could be made in the future that we have been operating as an unregistered investment company. It is also possible that the investment of funds from the IPO during our life as a blank check company, and the earning and use of interest from such investment could increase the likelihood of us being found to have been operating as an unregistered investment company more than if we sought to potentially mitigate this risk by holding such funds as cash. If the Extension is implemented, the Company plans to maintain the remaining amount in its trust account in an interest bearing demand deposit account at a bank. Interest on such deposit account is variable and currently expected to be approximately 3.0% per annum. If the Company was deemed to be an investment company for purposes of the Investment Company Act and found to have been operating as an unregistered investment company, it could cause the Company to liquidate. If we are forced to liquidate, investors in the Company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following such a transaction and our warrants would expire worthless.
In addition, pursuant to the Inflation Reduction Act of 2022 (the “IR Act”), a 1% U.S. federal excise tax is imposed on certain repurchases (including redemptions) of stock by “covered corporations” occurring on or after January 1, 2023. Because we are a Delaware corporation and our securities are trading on the NYSE Stock Market, we are a “covered corporation” for this purpose. The excise tax is imposed on the covered corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The Treasury recently issued interim guidance that redemptions in connection with a SPAC liquidation would not be subject to the excise tax under certain circumstances. In addition, redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. The investment management trust agreement that governs the trust account provides that we may use accrued interest earned on the funds held in the trust account for any tax obligations, which would include any excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with an initial business combination, extension vote or otherwise in the future will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) in the event of a business combination, the structure of such business combination, (iii) in the event of a business combination, the nature and amount of any “PIPE” or other equity issuances in connection with such business combination (or otherwise issued not in connection with such business combination but issued within the same taxable year of such business combination) and (iv) the content of regulations and other guidance from the Treasury. In the event that the Extension Proposal is approved and implemented as described in this proxy statement, funds in the Company’s trust account, including any interest earned thereon, will not be used to pay for any excise tax liabilities with respect to any redemptions that occur prior to or in connection with a business combination or liquidation of the Company. If the Company completes a business combination, because the excise tax would be payable by the Company (following the business combination) and not by the redeeming holder or out of the trust account, the payment of the excise tax would reduce cash available to the Company for ongoing operations following the completion of the business combination (and if the Company does not complete a business combination, the company would seek to obtain alternative funds if necessary to pay any excise tax incurred by the Company with respect to any redemptions).

THE EXTENSION PROPOSAL
The Company is proposing to extend the date by which the Company has to consummate a business combination to the Extended Date. The approval of the Extension Proposal is essential to the overall implementation of the board of directors’ plan to allow the Company more time to complete an initial business combination. Approval of the Extension Proposal is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if the number of redemptions of our public shares causes us to have less than $5,000,001 of net tangible assets following approval of the Extension.
All holders of the Company’s public shares, whether they vote for or against the Extension Proposal or do not vote at all, will be permitted to have all or a portion of their public shares redeemed for their pro rata portion of the trust account, provided that the Extension is implemented. Holders of public shares do not need to be a holder of record on the record date in order to exercise redemption rights.
The per share pro rata portion of the trust account on the record date (which is expected to be the same approximate amount two business days prior to the meeting) after taking into account taxes owed but not paid by such date was approximately $[  ]. The closing price of the Company’s common stock on the record date was $[  ]. Accordingly, if the market price were to remain the same until the date of the meeting, exercising redemption rights would result in a public stockholder receiving approximately $[  ] [more/less] than if the stockholder sold such shares in the open market. However, the actual market price on the redemption date may be higher or lower than the per share pro rata portion of the trust account on such date. Additionally, the Company cannot assure stockholders that they will be able to sell their shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.
Reasons for the Extension Proposal
The Company’s charter provides that the Company has until March 8, 2023 to complete a business combination (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open) or such later date as approved by holders of a majority of the outstanding shares of Common Stock that are voted at a meeting to extend such date, voting together as a single class. The Company believes that given the Company’s expenditure of time, effort and money on searching for potential business combination opportunities, including with respect to our previously announced proposed transaction with Syniverse, which was later terminated, circumstances warrant providing public stockholders an opportunity to consider such initial business combination. However, there may not be sufficient time before March 8, 2023 to allow the Company to consummate such initial business combination. Accordingly, the Company has determined to seek stockholder approval to extend the time for closing a business combination beyond March 8, 2023 to the Extended Date. Our charter provides that the date by which the Company has to complete a business combination is extended by a shareholder vote, the holders of public shares shall be provided with the right to seek redemption of their public shares in connection therewith.
If the Extension Proposal Is Not Approved
If the Extension Proposal is not approved (whether on the scheduled date for the special meeting or at an adjourned meeting upon approval of the Adjournment Proposal) and the Company is unable to consummate an initial business combination by March 8, 2023, the Extension will not be implemented and, in accordance with our charter, we expect to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The holders of the sponsor shares have waived their rights to participate in any liquidation distribution with respect to such shares. There will be no distribution from the trust account with respect to the Company’s warrants which will expire worthless if the Extension Proposal is not approved and the Company is wound up. The Company will pay the costs of liquidation from its remaining assets outside of the trust account and the up to $100,000 of interest earned on the funds held in the trust account available to us for such purposes.
If the Extension Proposal Is Approved
If the Extension Proposal is approved, the time the Company has to complete its business combination will be extended until the Extended Date. The Company intends to continue to attempt to consummate a business combination until the Extended Date. The Company will remain a reporting company under the Exchange Act and its units, common stock, and warrants will remain publicly traded during the extension period. The warrants will continue in existence in accordance with their terms.
You are not being asked to vote on any business combination at this time. If the Extension is implemented and you do not elect to redeem your public shares now, you will retain the right to vote on any proposed business combination when and if it is submitted to stockholders and the right to redeem your public shares for a pro rata portion of the trust account in the event the proposed business combination is approved and completed or if the Company has not consummated a business combination by the Extended Date.
If the Extension Proposal is approved, and the Extension is implemented, the removal of the Withdrawal Amount from the trust account will reduce the Company’s net asset value. The Company cannot predict the amount that will remain in the trust account if the Extension Proposal is approved, and the amount remaining in the trust account may be only a small fraction of the approximately $404 million that was in the trust account as of the record date. We will not proceed with the Extension if redemptions of public shares cause us to have less than $5,000,001 of net tangible assets following approval of the Extension.
Redemption Rights
If the Extension Proposal is approved, and the Extension is implemented, each public stockholder may seek to have his, her or its public shares redeemed for a pro rata portion of the funds available in the trust account, less any taxes we anticipate will be owed on such funds but have not yet been paid, calculated as of two business days prior to the special meeting. Holders of public shares do not need to vote on the Extension Proposal or be a holder of record on the record date to exercise redemption rights.
TO DEMAND REDEMPTION, YOU MUST EITHER PHYSICALLY TENDER YOUR STOCK CERTIFICATES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY’S TRANSFER AGENT, AT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 1 STATE STREET, NEW YORK, NEW YORK 10004, ATTN: MARK ZIMKIND, MZIMKIND@CONTINENTALSTOCK.COM, NO LATER THAN TWO BUSINESS DAYS PRIOR TO THE VOTE FOR THE EXTENSION PROPOSAL OR DELIVER YOUR SHARES TO THE TRANSFER AGENT ELECTRONICALLY NO LATER THAN TWO BUSINESS DAYS PRIOR TO THE VOTE FOR THE EXTENSION PROPOSAL USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM. The requirement for physical or electronic delivery at least two business days prior to the vote at the special meeting ensures that a redeeming holder’s election is completed once the Extension Proposal is approved and the Extension is implemented. Accordingly, stockholders making the election will not be able to tender their shares after the date that is two business days prior to the vote at the special meeting.
The electronic delivery process through the DWAC system can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Shares that have not been tendered in accordance with these procedures at least two business days prior to the vote for the Extension Proposal will not be redeemed for a pro rata portion of the funds held in the trust account. In the event that a public stockholder tenders its shares and decides prior to the vote at the special meeting (or after the special meeting but prior to effectuation of the Extension with the Company’s consent) that it does not want to redeem its shares, the stockholder may withdraw the tender. If you delivered your shares for redemption to our transfer agent and decide prior to the vote at the special meeting (or after the special meeting but prior to effectuation of the Extension with the Company’s consent) not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public stockholder tenders shares and the Extension Proposal is not approved or is abandoned, these shares will be redeemed in accordance with the terms of the charter promptly following the March 8, 2023 expiration date, as described elsewhere herein. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension Proposal would receive payment of the redemption price for such shares soon after the implementation of the Extension. The transfer agent will hold the certificates of public stockholders that make the election until such shares are redeemed for cash or redeemed in connection with our winding up.
If properly demanded, the Company will redeem each public share for a pro rata portion of the funds available in the trust account, less any taxes we anticipate will be owed on such funds but have not yet been paid, calculated as of two business days prior to the meeting. As of the record date, after taking into account taxes owed but not paid by such date, this would amount to approximately $[  ] per share (which is expected to be approximately the same amount as of two business days prior to the meeting). The closing price of the Company’s common stock on the record date was $[  ]. Accordingly, if the market price were to remain the same until the date of the meeting, exercising redemption rights would result in a public stockholder receiving approximately $[  ] [more/less] than if the stockholder sold such shares in the open market. However, the actual market price on the redemption date may be higher or lower than the per share pro rata portion of the trust account on such date.
If you exercise your redemption rights, you will be exchanging your shares of common stock of the Company for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption by tendering your shares to the Company’s transfer agent two business days prior to the vote for the Extension Proposal. If the Extension Proposal is not approved or if it is abandoned, these shares will be redeemed in accordance with the terms of the charter promptly following the March 8, 2023 expiration date as described elsewhere herein.
U.S. Federal Income Tax Considerations
The following is a discussion of certain material U.S. federal income tax considerations for U.S. holders and Non-U.S. holders (each as defined below) of public shares of the Redemption. This discussion applies only to U.S. holders and Non-U.S. holders that hold public shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on provisions of the Code, Treasury Regulations promulgated thereunder (“Treasury Regulations”), rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.
This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:
•	banks and other financial institutions;
•	mutual funds;
•	insurance companies;
•	brokers or dealers in securities, currencies or commodities;
•	dealers or traders in securities subject to a mark-to-market method of accounting;

•	regulated investment companies and real estate investment trusts;
•	retirement plans, individual retirement accounts and other deferred accounts;
•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;
•	persons holding public shares as part of a “straddle,” hedge, constructive sale, or other integrated or conversion transaction or similar transaction;
•	U.S. holders whose functional currency is not the U.S. dollar;
•
Partnerships, other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations,” or other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;
•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;
•	persons subject to any alternative minimum tax;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	holders owning or treated as owning 5% or more of our public shares (by vote or value);
•	grantor trusts; and
•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax.
This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax considerations) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax, or any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds public shares, the U.S. federal income tax treatment of the partners in the partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partnerships and partners in partnerships holding public shares should consult their tax advisors as to the particular tax consequences to them of the Redemption.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE REDEMPTION TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE REDEMPTION IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.
Tax Treatment of Non-Redeeming Stockholders
A public stockholder that does not elect to redeem its public shares if the Extension Proposal is approved and the Extension is implemented will continue to own its public shares, and will not recognize any income, gain or loss for U.S. federal income tax purposes solely as a result of the Extension Proposal.
Tax Treatment of Redeeming Stockholders
In the event that a holder’s public shares are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “The Extension Proposal — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of public shares under Section 302 of the Code. If the redemption qualifies as a sale of public shares, the material U.S. federal income tax consequences to a U.S. holder (as defined below) generally will be as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Sale of Public Shares,” and the material U.S. federal income tax consequences to a Non-U.S. holder (as defined below) generally will be as described under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Sale of Public Shares.” If the redemption does not qualify as a sale of public shares under Section 302 of the Code, a holder generally will be treated as receiving a corporate distribution with the material U.S. federal income tax consequences to a U.S. holder generally as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences to a Non-U.S. holder generally as described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.”
Whether a redemption of a holder’s public shares qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held, directly, indirectly or constructively, by such redeemed holder before and after the redemption (including any stock treated as held by such holder under applicable constructive ownership rules, including any stock constructively owned by the holder as a result of owning public warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of a holder’s public shares generally will be treated as a sale of public shares by such holder (rather than as a corporate distribution) under Section 302 of the Code if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by the holder under certain attribution rules set forth in the Code. Among other things, a holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire pursuant to the exercise of an option, which would generally include public shares that could be acquired pursuant to the exercise of the public warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of such holder’s public shares must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account redemptions by other holders of public shares). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of public shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption of a holder’s public shares will be treated as a corporate distribution to the redeemed holder and the material U.S. federal income tax consequences of the redemption to such holder that is a U.S. holder generally will be as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences of the redemption to such holder that is a Non-U.S. holder generally will be as described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed public shares will be added to the holder’s adjusted tax basis in its remaining shares of our stock, or, if it has none, to the holder’s adjusted tax basis in its public warrants or possibly in other shares of our stock constructively owned by it.
A holder of public shares should consult its tax advisors as to the tax consequences of a redemption.

U.S. Holders
This section applies to “U.S. holders.” For purposes of this discussion, a “U.S. holder” means a beneficial owner of public shares that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution
If the redemption of a U.S. holder’s public shares is treated as a distribution, as discussed above under the section entitled “Tax Treatment of Redeeming Stockholders,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its public shares. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the public shares and will be treated as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Sale of Public Shares.”
Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. It is unclear whether the redemption rights with respect to our public shares may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Taxation of Redemption Treated as a Sale of Public Shares
If the redemption of a U.S. holder’s public shares is treated as a sale, as discussed above under the section entitled “Tax Treatment of Redeeming Stockholders,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the public shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the public shares so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the public shares may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of public shares (public shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Non-U.S. Holders
This section applies to “Non-U.S. holders.” For purposes of this discussion, a “Non-U.S. holder” means a beneficial owner of public shares that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Taxation of Redemption Treated as a Distribution
If the redemption of a Non-U.S. holder’s public shares is treated as a distribution, as discussed above under the section entitled “Tax Treatment of Redeeming Stockholders,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Unless such dividend is effectively connected with the

Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), the gross amount of such dividend will generally be subject to withholding tax at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in its public shares. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the public shares and will be treated as described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Sale of Public Shares.”
The withholding tax described above does not apply to dividends paid to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), provided that the holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI and satisfies all applicable certification requirements. Instead, such dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.
Taxation of Redemption Treated as a Sale of Public Shares
If the redemption of a Non-U.S. holder’s public shares is treated as a sale, as discussed above under the section entitled “Tax Treatment of Redeeming Stockholders,” subject to the discussion regarding backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or
•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held our public shares, and, in the case where public shares are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our public shares at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the public shares.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which generally may be offset by U.S. source capital losses of the Non-U.S. holder, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our public shares are regularly traded on an established securities market within the meaning of applicable Treasury Regulations, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. There can be no assurance that our public shares will be treated as regularly traded on an established securities market. However, we believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation in the immediate foreseeable future, but there can be no assurance in this regard. Holders should consult their tax advisor regarding the tax consequences to them if we are treated as a U.S. real property holding corporation.
It is possible that because an applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s public shares, such applicable withholding agent might treat the redemption as a distribution subject to withholding tax.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. holders or Non-U.S. holders in connection with a redemption of public shares.
Backup withholding of tax (currently at a rate of 24%) generally will apply to cash payments to which a U.S. holder is entitled in connection with a redemption of public shares, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with the Redemption, unless the Non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. holder’s status as non-U.S. person and otherwise complies with applicable certification requirements.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES NOR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE REDEMPTION TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Board Recommendation
The board of directors recommends that stockholders vote “FOR” the approval of the Extension Proposal.

THE ADJOURNMENT PROPOSAL
The Company is proposing the Adjournment Proposal to allow the Company to adjourn the special meeting to a later date or dates to give the Company more time to effectuate the Extension for whatever reason, including to provide additional time to seek approval of the Extension Proposal.
If the Adjournment Proposal is presented to the special meeting and is not approved by the stockholders, the Company may not be able to adjourn the special meeting to a later date or dates if necessary. In such event, the Extension may not be effectuated.
Board Recommendation
The board of directors recommends that stockholders vote “FOR” the approval of the Adjournment Proposal.

THE SPECIAL MEETING
Date, Time and Place. The special meeting of the Company’s stockholders will be held at 9:00 a.m. EDT on March 7, 2023, virtually at http://www.virtualshareholdermeeting.com/MBAC2023SM.
Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Company common stock at the close of business on February 21, 2023, the record date for the special meeting. At the close of business on the record date, there were 50,000,000 shares of common stock outstanding, each of which entitles its holder to cast one vote per proposal. Company warrants do not carry voting rights.
Proxies; Board Solicitation. Your proxy is being solicited by the Company’s board of directors on the proposals being presented to stockholders at the special meeting. No recommendation is being made as to whether you should elect to redeem your shares. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares virtually at the special meeting. Innisfree M&A Incorporated is assisting the Company in the proxy solicitation process for this special meeting. The Company will pay that firm a [  ] fee plus disbursements for such services at the closing of any proposed business combination.
Required Vote
Extension Proposal. Approval of the Extension Proposal will require the affirmative vote of stockholders holding a majority of the total shares of common stock that are voted at the special meeting. Abstentions and broker non-votes will have the same effect as votes against the Extension Proposal. On the record date, the 10,000,000 sponsor shares represented 20.0% of the Company’s issued and outstanding common stock. The sponsor and all of the Company’s directors, executive officers and their affiliates, are expected to vote any shares of common stock owned by them in favor of the proposals.
Adjournment Proposal. Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person (including virtually) or by proxy at the meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote against the Adjournment Proposal. Brokers are entitled to vote on the Adjournment Proposal absent voting instructions from the beneficial holder because the proposal is considered “routine”. Consequently, there should be no broker non-votes with respect to the Adjournment Proposal.
Subject to applicable securities laws (including with respect to material nonpublic information), the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates may (i) purchase public shares from institutional and other investors (including those who vote, or indicate an intention to vote, against any of the proposals presented at the special meeting, or elect to redeem, or indicate an intention to redeem, public shares), (ii) enter into transactions with such investors and others to provide them with incentives to not redeem their public shares, or (iii) execute agreements to purchase such public shares from such investors or enter into non-redemption agreements in the future. In the event that the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates purchase public shares in situations in which the tender offer rules restrictions on purchases would apply, they (a) would purchase the public shares at a price no higher than the price offered through the Company’s redemption process; (b) would represent in writing that such public shares will not be voted in favor of approving the Extension; and (c) would waive in writing any redemption rights with respect to the public shares so purchased.
To the extent any such purchases by the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates are made in situations in which the tender offer rules restrictions on purchases apply, the Company will disclose in a Current Report on Form 8-K prior to the special meeting the following: (i) the number of public shares purchased outside of the redemption offer, along with the purchase price(s) for such public shares; (ii) the purpose of any such purchases; (iii) the impact, if any, of the purchases on the likelihood that the Extension will be approved; (iv) the identities of the securityholders who sold to the Sponsors, the Company’s directors, officers, advisors or any of their respective affiliates (if not purchased on the open market) or the nature of the securityholders (e.g., 5% security holders) who sold such public shares; and (v) the number of common shares for which the Company has received redemption requests pursuant to its redemption offer.
The purpose of such share purchases and other transactions would be to increase the likelihood of (i) otherwise limiting the number of public shares electing to redeem and (ii) the Company’s net tangible assets (as determined in accordance with Rule 3a51(g)(l) of the Exchange Act) being at least $5,000,001.

If such transactions are effected, the consequence could be to cause the Extension to be effectuated in circumstances where such effectuation could not otherwise occur. Consistent with SEC guidance, purchases of shares by the persons described above would not be permitted to be voted for the Extension at the special meeting and could decrease the chances that the Extension would be approved. In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
The Company hereby represents that any Company securities purchased by the sponsor, the Company’s directors, officers, advisors or any of their respective affiliates in situations in which the tender offer rules restrictions on purchases would apply would not be voted in favor of approving the Extension Proposal.
Interests of the Company’s Directors and Officers
When you consider the recommendation of the Company’s board of directors, you should keep in mind that the Company’s executive officers and members of the Company’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:
•
If the Extension Proposal is not approved and we do not consummate a business combination by March 8, 2023, the 10,000,000 sponsor shares which were acquired for an aggregate purchase price of $25,000 will be worthless (as the sponsors have waived liquidation rights with respect to such shares), as will the 7,500,000 private warrants that were acquired by the sponsor and our independent directors simultaneously with the IPO for an aggregate purchase price of $11,250,000. Such shares of common stock and warrants had an aggregate market value of approximately $[   ] million based on the last sale price of $[   ] and $[   ] of the common stock and warrants, respectively, on NYSE on the record date;

•
In connection with the IPO, the sponsor has agreed that if the Extension Proposal is not approved and the Company liquidates, it will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by certain claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company;

•
All rights specified in the Company’s charter relating to the right of officers and directors to be indemnified by the Company, and of the Company’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If the Extension Proposal is not approved and the Company liquidates, the Company will not be able to perform its obligations to its officers and directors under those provisions;

•
If the Company requires additional funds to operate until consummation of a business combination, the sponsor and the Company’s officers and directors and their affiliates may loan such funds to the Company. If the Extension Proposal is not approved and a business combination is not consummated, any such loans will not be repaid; and

•
The Company’s officers, directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations. If the Extension Proposal is not approved and a business combination is not consummated, these out-of-pocket expenses will not be repaid unless there are funds available outside of the trust account.

Additionally, if the Extension Proposal is approved and the Extension is implemented and the Company consummates an initial business combination, the officers and directors may have additional interests that would be described in the proxy statement for such transaction.
Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE EXTENSION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL, IF PRESENTED. THE BOARD OF DIRECTORS EXPRESSES NO OPINION AS TO WHETHER YOU SHOULD REDEEM YOUR PUBLIC SHARES.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our common stock as of February 21, 2023, the record date of the special meeting, by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the public warrants or private placement warrants as these warrants are not exercisable within 60 days of the date of this proxy statement.
The beneficial ownership of our common stock is based on 50,000,000 shares of common stock issued and outstanding as of February 21, 2023, consisting of 40,000,000 shares of Class A common stock and 10,000,000 founder shares.
	Class A Common Stock		Class B Common Stock(2)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of Outstanding Common Stock
M3-Brigade Sponsor II LP(2)(3)	—	—	9,975,000	99.8%	19.9%
Mohsin Meghji(2)(3)	—	—	9,975,000	99.8%	19.9%
Matthew Perkal(4)	—	—	—	—	—
Charles Garner(4)	—	—	—	—	—
Brian Griffith	—	—	—	—	—
Frank M. Garrison, Jr.(4)	—	—	—	—	—
Dale Gerard(4)	—	—	—	—	—
John Paul Roehm	—	—	25,000	*	*
Steven Vincent(4)	—	—	—	—	—
Aaron Yeary(4)	—	—	—	—	—
All officers and directors as a group (8 individuals)	—	—	10,000,000	100.0%	20.0%
Millennium Management LLC(5)	2,085,239	5.2%	—	—	4.17%
Nomura Global Financial Products, Inc.(6)	2,131,682	5.3%	—	—	4.26%
*	Indicates beneficial ownership of less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1700 Broadway, 19th Floor, New York, NY 10019.
(2)
M3-Brigade Sponsor II LP is the record holder of the shares reported herein. The general partner of M3-Brigade Sponsor II LP is M3-Brigade Acquisition Partners II Corp. Mohsin Meghji is the sole director of M3-Brigade Acquisition Partners II Corp. Mr. Meghji may be deemed to have beneficial ownership of the common stock held directly by M3-Brigade Sponsor II LP.

(3)
Interests shown consist solely of founder shares, classified as shares of Class B common stock. The founder shares will convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.

(4)	Does not include any shares owned by this individual as a result of his or her membership interest in our sponsor.
(5)	Based solely on a Schedule 13G filed with the SEC on February 14, 2022, the business address of Millennium Management LLC is 399 Park Avenue, New York, NY 10022.
(6)	Based solely on a Schedule 13G filed with the SEC on February 14, 2022, the business address of Nomura Global Financial Products, Inc. is Worldwide Plaza, 309 West 49th Street, New York, NY 10019.

STOCKHOLDER PROPOSALS
If the Extension Proposal is approved and the Extension is implemented, the Company intends to hold a special meeting of stockholders for the purpose of approving a proposed business combination and related matters, including the election of directors. Accordingly, the Company’s next annual meeting of stockholders would be held at a future date to be determined by the post business-combination company. The Company expects that it would notify stockholders of the deadline for submitting a proposal for inclusion in the proxy statement for its next annual meeting following the completion of an initial business combination. You should direct any proposals to the Company’s secretary at the Company’s principal office. If you are a stockholder and you want to nominate a person for election to our board of directors or present a matter of business to be considered, under the Company’s bylaws you must give timely notice of the nomination or the matter, in writing, to the Company’s secretary. To be timely, the notice has to be given between 60 and 90 days before the annual meeting date.
If the Extension Proposal is not approved and the Company liquidates, there will be no further annual meetings of the Company.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, the Company and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the Company’s proxy statement. Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling or writing the Company at the Company’s principal executive offices at 1700 Broadway, 19th Floor, New York, New York 10019.
WHERE YOU CAN FIND MORE INFORMATION
The Company files reports, proxy statements and other information electronically with the SEC as required by the Exchange Act. You may access information on the Company at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. You may obtain additional information, or additional copies of this proxy statement, at no cost, by contacting us at the following address or telephone number:
M3-Brigade Acquisition II Corp.
1700 Broadway, 19th Floor
New York, New York 10019
Tel: (212) 202-2200
Email: info@m3-brigade.com

You may also contact the Company’s proxy solicitor, Innisfree M&A Incorporated, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor New York, NY 10022
Tel: (877) 800-5182 (toll-free) or
(212) 750-5833 (banks and brokers can call collect)
In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than February 28, 2023.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MBAC2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97439-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

M3-BRIGADE ACQUISITION II CORP.

The Board of Directors of M3-Brigade Acquisition II Corp. recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To extend the date by which M3-Brigade Acquisition II Corp. has to consummate a business combination (the "Extension") from March 8, 2023 to December 8, 2023.	☐	☐	☐
2. To adjourn the special meeting to a later date or dates, if we determine that additional time is necessary to effectuate the Extension (the "Adjournment Proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D97440-TBD

M3-BRIGADE ACQUISITION II CORP.
SPECIAL MEETING OF SHAREHOLDERS
MARCH 7, 2023 9:00 AM EST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Charles Garner and Mohsin Y. Meghji, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of M3-BRIGADE ACQUISITION II CORP. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 AM EST, on March 7, 2023, virtually at www.virtualshareholdermeeting.com/MBAC2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side